Exhibit 10.58

AMENDMENT ONE

TO THE

EXECUTIVE CHANGE OF CONTROL PLAN OF NEWMONT

WHEREAS, the Executive Change of Control Plan of Newmont (the “Plan”) was amended and restated by Newmont USA Limited (the “Plan Sponsor”) effective December 31, 2008; and

WHEREAS, the Plan Sponsor wishes to amend the plan to freeze participation in the Plan to employees who meet the eligibility requirements prior to January 1, 2012; and

WHEREAS, Article X of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2012, as follows:

1. Article II, “Eligibility,” is amended by adding the following Section 2.03:

Section 2.03. Suspension of Plan as of December 31, 2011. Effective on and after January 1, 2012, an Employee who is first employed by the Employer or would otherwise satisfy the eligibility provisions of this Section for the first time on or after January 1, 2012, shall not be eligible to participate in this Plan.

2. The Administration Committee or its delegate is hereby authorized to take any action necessary or advisable to implement this amendment.

The foregoing was adopted this 28th day of December, 2011.

NEWMONT USA LIMITED

By:	/s/ Stephen P. Gottesfeld
Name: Stephen P. Gottesfeld
Title: Vice President

Executive Change of Control Plan of Newmont

Amendment One Effective January 1, 2012

AMENDMENT TWO

TO THE

EXECUTIVE CHANGE OF CONTROL PLAN OF NEWMONT

WHEREAS, the Executive Change of Control Plan of Newmont (the “Plan”) was amended and restated by Newmont USA Limited (the “Plan Sponsor”) effective December 31, 2008; and

WHEREAS, the Plan Sponsor wishes to amend the definition of “Change of Control” under the Plan in certain respects in order for the definition to be consistent with the 2012 Executive Change of Control Plan of Newmont; and

WHEREAS, Section 9.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective January 1, 2012 as follows:

1. Article I, “Definitions,” is amended by restating paragraph (iii) of the definition of “Change of Control” as follows:

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Newmont Mining or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, (or for a non-corporate entity, equivalent governing body) as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns Newmont Mining or all or substantially all of Newmont Mining’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person or entity (excluding Newmont Mining, any entity resulting from such Business Combination, any employee benefits plan (or related trust) of Newmont Mining or its Affiliate or any entity resulting from such Business Combination or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, such Parent Company) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or for a non-corporate entity, equivalent securities of the entity) resulting from such Business Combination or the combined voting power of the then outstanding

Executive Change of Control Plan of Newmont

Amendment Two Effective January 1, 2012

voting securities of such entity entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), of the entity unless such ownership resulted solely from ownership of securities of Newmont Mining, prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, of the Parent Company) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Newmont Mining, providing for such Business Combination; or

2. The Administration Committee or its delegate is hereby authorized to take any action necessary or advisable to implement this amendment.

The foregoing was adopted this 17th day of February, 2012.

NEWMONT USA LIMITED

By:	/s/ Stephen P. Gottesfeld
Name: Stephen P. Gottesfeld
Title: Vice President

Executive Change of Control Plan of Newmont

Amendment Two Effective January 1, 2012